Exhibit 10.3

FIRST AMENDMENT TO
PROJECT AGREEMENT
(Detailing and Sales Operations Services)

This First Amendment (the “Amendment”) dated June 13, 2014 (the “Effective Date”) is made by and between Ventiv Commercial Services, LLC, with an office at 500 Atrium Drive, Somerset, N.J. 08873 (“inVentiv”) and Omeros Corporation, with an office at 201 Elliott Avenue West, Seattle, WA 98119 (referred to herein as the “Client”). inVentiv and Client may each be referred to herein as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, inVentiv and Client are parties to a Project Agreement (Detailing and Sales Operation Services) made as of May 12, 2014 (the “Agreement”).

WHEREAS, inVentiv and Client desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1.    Except as provided in this Amendment, the terms and conditions set forth in the Agreement shall remain unaffected by execution of this Amendment. To the extent any provisions or terms set forth in this Amendment conflict with the terms set forth in the Agreement, the terms set forth in this Amendment shall govern and control. Terms not otherwise defined herein, shall have the meanings set forth in the Agreement.

2.    The Parties acknowledge and agree that, prior to the Deployment Date, inVentiv will be responsible for providing credit cards to all inVentiv Sales Representatives who establish credit-worthiness in accordance with standards established by American Express.  Client and inVentiv shall establish appropriate limitations on the amount of available credit.  In the event an inVentiv Sales Representative is unable to establish credit worthiness, Client shall determine if it nevertheless desires to have a credit card issued to such inVentiv Sales Representative.  All credit card expenses shall be submitted and processed through the inVentiv expense reimbursement system.  In the event of a default on a credit card invoice by any inVentiv Sales Representative, Client shall reimburse inVentiv for all obligations resulting from such default that are related to legitimate pass through costs chargeable to Client under the Agreement.

3.    This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies or via pdf file bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies and/or pdf versions shall constitute enforceable original documents.

4.    The terms of this Amendment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties further intend that this Amendment constitute the complete

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and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

WHEREFORE, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

OMEROS CORPORATION        VENTIV COMMMERCIAL SERVICES, LLC

By: /s/ Gregory A. Demopulos        By: /s/ Theodore Wong
Name: Gregory A. Demopulos, M.D.        Name: Theodore Wong
Title: Chairman and CEO            Title: VP & CFO
Date: 6/30/14                    Date: 7/2/2014

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